UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported): July 30, 2004.

ENCISION, INC.

(Exact name of Registrant as specified in its charter)

Colorado	0-28604	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4828 Sterling Dr., Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 444-2600

Item 12.         Results of Operations and Financial Condition

On July 30, 2004, Encision Inc. issued a press release announcing if financial results for the first quarter ended June 30, 2004.  The text of the press release is set forth beginning on the following page.

Encision Reports First Fiscal Quarter Results

Boulder, Colorado, July 30, 2004 — Encision Inc. (Amex: ECI), a medical device company with patented surgical technology emerging as a standard of care in minimally-invasive surgery, announced financial results for its first fiscal quarter ended June 30, 2004.

For its first fiscal quarter ended June 30, 2004, Encision’s revenues increased by 4% to $1,763,000 compared to $1,702,000 for last year’s first fiscal quarter. Net loss for the first fiscal quarter was $(291,000), or $(0.05) per share, compared to net income of $35,000, or $0.01 per share, for last year’s first fiscal quarter. Gross margin as a percentage of sales increased to 57.6 percent in the first quarter ended June 30, 2004 from 57.0 percent in the first quarter ended June 30, 2003. The net loss for this fiscal quarter included a one-time expense of approximately $201,000 (including attorney and arbitrator fees) for resolution of an arbitration dispute with one of Encision’s distributors.

“We are disappointed with our results for the first quarter,” said Jack Serino, President and CEO of Encision. “However, we remain confident in our ability to increase revenue for our full fiscal year that ends March 31, 2005. During the first quarter ended June 30, 2004, we converted seven new hospitals to our AEM surgical instruments.”

Mr. Serino continued, “To initiate the start of my tenure and our second quarter, I met with Encision’s sales force to share information and recommit to achieving our annual revenue goal. The feeling I obtained from our meetings was one of positive enthusiasm.”

Encision Inc. designs and manufactures innovative surgical devices that allow the surgeon to optimize technique and patient safety during a broad range of surgical procedures.  Based in Boulder, Colorado, the Company pioneered the development of patented AEM® Laparoscopic Instruments to improve electrosurgery and reduce the chance for patient injury in minimally invasive surgery.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that statements in this press release and elsewhere that look forward in time, which include everything other than historical information, involve risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. Factors that could cause the Company’s actual results to differ materially include, among others, its ability to increase revenues through the Company’s distribution channels, insufficient quantity of new account conversions, insufficient cash to fund operations, scale up production to meet delivery obligations, delay in developing new products and receiving FDA approval for such new products and other factors discussed in the Company’s filings with the Securities and Exchange Commission.

CONTACT:           Marcia McHaffie, Encision Inc., 303-444-2600, mmchaffie@encision.com

ENCISION INC.

Condensed Balance Sheets

(Unaudited)

	June 30, 2004	March 31, 2004

Cash and cash equivalents	$1,409,000	$1,357,000
Total current assets	3,531,000	3,432,000
Total assets	3,979,000	3,884,000
Current liabilities	1,145,000	839,000
Shareholders’ equity	2,823,000	3,030,000
Total liabilities and shareholders’ equity	$3,979,000	$3,884,000

ENCISION INC.

Statements of Operations

(Unaudited)

	Three months ended June 30,
	2004	2003

Net revenue	$1,763,000	$1,702,000
Cost of revenue	747,000	732,000
Gross profit	1,016,000	970,000
Gross margin	57.6%	57.0%
Operating expenses	1,307,000	933,000
Operating (loss) income	(291,000)	37,000
Net (loss) income	$(291,000)	$35,000
Net (loss) income per Share	$(.05)	$.01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Encision Inc.

Date: August 4, 2004	/s/ Marcia K. McHaffie
Marcia K. McHaffie
Controller
Principal Accounting Officer